This Note and the securities issuable on exercise of the conversion privilege contained herein have not been registered under the Securities Act of 1933, as amended, and may not be transferred or otherwise sold or disposed of except pursuant to (i) registration under such Act or (ii) an available exemption from such registration.


                             A NOVO BROADBAND, INC.


                          Demand Convertible Grid Note
                          ----------------------------

US $4,000,000.00
                                                    New Castle, Delaware
                                                    March 31, 2002



                  FOR VALUE RECEIVED, A NOVO BROADBAND, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of A Novo SA, whose registered office is located at BEAUVAIS (60000), Z.I. de Bracheux, 16 rue Joseph Cugnot, France, incorporated under French law at the business registry of Beauvais under number 341 125 540 ("Lender") (i) the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00), or so much thereof as shall have been advanced by Lender to Borrower, in Lender's sole discretion, and not repaid, plus (ii) additional principal equal to such amounts of interest and loan fees as may be capitalized and added to principal as herein further provided, and (iii) interest and costs as herein further provided.

                  The principal of this Note to the extent not earlier paid shall be due and payable on demand (or earlier as hereinafter provided).

                  Interest shall accrue on the unpaid balance of the principal of this Note from time to time outstanding after the date hereof at the Interest Rate (as defined below) and shall be due and payable on the first day of each calendar quarter, commencing July 1, 2002 (and on the first day of each succeeding October, January, April and July), or earlier on demand; provided, however, that unless demand shall be made for payment of the principal of this Note, (i) interest due as of the first day of any calendar quarter may, at the option of Borrower, be deferred and added to principal, and, (ii) if interest accrued as of the first day of any calendar quarter shall not be paid within five days thereafter, the amount thereof shall automatically be added to principal, effective in either case as of the first day of such calendar quarter.

                  Interest shall accrue during each month at an annual rate (the "Interest Rate") equal to 2% plus the rate reported as the "prime rate" in the East Coast Edition of the Wall Street Journal as of the first day for which a prime rate is so reported in such month.

                  This Note incorporates the following additional terms:

                  1. (a) This Note evidences loans made by Lender to Borrower, in Lender's sole discretion, from time to time, as requested by Borrower. The unpaid principal balance of this Note at any time shall be the total amount advanced by Lender to Borrower in Lender's sole discretion, plus so much of interest accrued hereunder and points payable in connection with the funding of loans as shall be capitalized and added to principal as provided above or in paragraph (c) of this Section 1, less the total amount of principal paid by Borrower or applied upon conversion of this Note in accordance with Section 8 or
Section 9. The date and amount of each such loan and each payment on account of principal hereof may be endorsed by Lender or any subsequent holder of this Note on the Schedule attached to this Note and when so endorsed shall represent evidence thereof binding upon Borrower in the absence of manifest error. Any failure by Lender or any such holder so to endorse any such loan shall in no way mitigate or discharge the obligation of Borrower to repay any loans actually made.

                  (b) Requests by Borrower for further loans to be made and directions as to the disposition of the proceeds thereof may be given orally (including by telephone) or in writing to Lender by the officers of Borrower or other persons authorized to borrow on Borrower's behalf by borrowing resolutions of Borrower's Board of Directors heretofore delivered to Lender, as such resolutions may be amended or superseded from time to time, provided that any such amending or superseding resolutions shall have been certified by the Secretary or an Assistant Secretary of Borrower, and a copy thereof, so certified, shall have been delivered to an officer of Lender at its office for payment. Lender may conclusively rely on the authorization contained in said resolutions. Any such loan so made shall be conclusively presumed to have been made to or for the benefit of Borrower and Borrower shall be liable in respect thereof when made in accordance with any such request or direction.

                  (c) Borrower shall pay to Lender a loan fee in an amount equal to 1% of the principal amount of each loan evidenced by this Note. Such fee shall be paid in cash and deducted from the funds advanced by Lender to Borrower in each instance or, at Lender's discretion in any instance, shall be capitalized and added to principal concurrently with the funding of such loan. The amount of such fees added to principal may be endorsed by Lender on the Schedule attached to this Note and when so endorsed shall represent evidence thereof binding upon Borrower in the absence of manifest error. Any failure by Lender so to endorse any such fee shall in no way mitigate or discharge the obligation of Borrower to repay any fee payable pursuant to this paragraph (c).

                  2. Payments of principal of and interest on this Note shall be made at the address of Lender set forth in Section 13 or at such other place within or without the United States as Lender or any subsequent holder of this Note shall have designated to Borrower in writing. All payments on this Note shall be applied first to the payment of interest accrued hereunder until all interest shall be paid in full, and then to the payment of principal. Each payment of principal shall be applied first to pay capitalized interest and then to pay loans made pursuant to this Note (including any capitalized fee relating to each loan) in the inverse order of the funding of such loans as specified on the Schedule attached hereto.

                  3. All payments made under this Note shall be made in United States Dollars, and, if for any reason any payment made hereunder is made in a currency (the "Other Currency") other than United States Dollars, then to the extent that the payment actually received by the holder when converted into United States Dollars at the Rate of Exchange (as defined below) on the date of payment (or as soon thereafter as it is practicable for the holder to purchase United States Dollars, or, in the case of the liquidation, insolvency, bankruptcy or analogous process of Borrower, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency, bankruptcy or analogous process) falls short of the amount due hereunder, Borrower shall, as a separate and independent obligation of Borrower, indemnify Lender or any subsequent holder of this Note and hold such person harmless from and against the amount of such shortfall. As used in this Note, the term "Rate of Exchange" means the rate at which the holder is able on the relevant date to purchase United States Dollars with the Other Currency and shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States Dollars.

                  4. All payments made by Borrower under or with respect to this Note shall be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the United States Government or any state or municipality therein or thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes") unless Borrower is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Borrower is required to withhold or deduct any amount for or on account Taxes from any payment made under or with respect to this Note, Borrower shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the holder or holders of this Note (including Additional Amounts) after such withholding deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that no additional amounts shall be payable with respect to a payment made to a holder (an "Excluded Holder") which is subject to such Taxes by reason of its being connected with the United States of America or any state thereof otherwise than solely by reason of the holder's activity in connection with making loans hereunder or holding this Note or by reason of the receipt of payments hereunder. Borrower shall upon the request of any holder of this Note (other than an Excluded Holder) reimburse such holder for the amount of (i) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to this Note and (ii) any Taxes so levied or imposed with respect to any reimbursement under the preceding clause (i) but excluding any such Taxes on such holder's net income, so that the net amount received by such holder (net of payments made under or with respect to this Note) after such reimbursement will not be less than the net amount the holder would have received if Taxes on such reimbursement had not been imposed.

                  5. In no event shall the interest rate applicable at any time to this Note exceed the maximum rate permitted by law. Interest shall be calculated on the basis of a 365-day year and actual days elapsed. Any payment which is required to be made on a day which is not a banking business day in the State of Delaware shall be payable on the next succeeding banking business day and such additional time shall be included in the computation of interest.

                  6. Lender, by its acceptance of this Note, covenants to and agrees with Borrower that Lender will at no time dispose of this Note or any securities issued on exercise of the conversion privilege contained herein except in compliance with the requirements of the Securities Act of 1933, as amended.

                  7. This Note may be prepaid by Borrower at any time without premium or penalty upon 15 days prior notice to Lender or any other person who at the time of such notice is the holder of this Note, provided that the holder of this Note shall be entitled at any time prior to such prepayment to exercise the conversion privilege contained herein with respect to all or any of the amount proposed by Borrower to be prepaid.

                  8. (a) Subject to and upon compliance with the provisions of this Section 8 and Section 9, Lender or any other holder of this Note may, at its option, convert the principal amount of this Note (or any portion thereof), together with all accrued interest on the principal portion hereof being so converted, into fully paid and nonassessable shares of common stock of Borrower ("Borrower Stock") at the Conversion Price (as hereinafter defined) in effect at the time of conversion.

                  (b) Subject to certain adjustments as hereinafter provided, the Conversion Price for the principal of and interest on each loan made hereunder shall be the average closing price per share of Borrower Stock during the 10 trading days immediately following the funding of such loan as officially reported by the principal national securities exchange on which such shares are listed or admitted to trading, or if such shares are not listed or admitted to trading on a national securities exchange, the closing bid price of such shares on the Nasdaq Stock Market as officially reported by The Nasdaq Stock Market, Inc., or if such shares are not listed on the Nasdaq Stock Market, the closing bid price of such shares in the over the counter market as officially reported by the National Association of Securities Dealers, Inc.

                  (c) The Conversion Price shall be subject to appropriate decrease or increase, as the case may be, if Borrower shall at any time after the date of issuance of this Note:

                      (i) declare with respect to Borrower Stock any dividend or distribution payable in shares of Borrower Stock or in securities directly or indirectly convertible into or exchangeable for shares of Borrower Stock following the conversion or exchange of such securities, or

                      (ii) subdivide or combine outstanding shares of Borrower Stock.

                  (d) In case of reclassification, change or exchange of outstanding shares of Borrower Stock (except for a change as a result of a subdivision or combination of such shares), or in the case of any consolidation of Borrower with, or merger of Borrower into, another corporation (except for a merger or a consolidation in which Borrower is the continuing corporation and which does not result in any reclassification, change or exchange of outstanding shares of Borrower Stock other than a change as a result of a subdivision combination of such shares), or in case of any transfer to another corporation of the assets of Borrower as an entirety or substantially as an entirety, or if Borrower shall declare a dividend or distribution (except in shares of Borrower Stock payable otherwise than in cash out of earned surplus, this Note shall thereafter be convertible pursuant to this Section 8 into this kind and amount of shares and other securities and property that the person exercising the conversion privilege herein would have owned or would have been entitled to receive immediately after such reclassification, change, exchange, consolidation, merger, transfer, dividend or distribution, had this Note been converted immediately prior to the effective date of such reclassification, change, exchange, consolidation, merger or transfer or immediately prior to the date for the determination of security holders of record entitled to receive such dividend or distribution.

                  (e) At the option of the person exercising the conversion privilege herein, to avoid the issuance of any fractional shares upon any conversion, adjustment therefor may be made in cash in an amount equal to the same fraction of the Conversion Price in effect on the date of such conversion.

                  (f) No adjustment will be made upon conversion of this Note in respect of dividends or distributions previously paid or declared (the date for the determination of security holders of record entitled to receive such dividends or distributions having passed) on the shares of Borrower Stock previously outstanding, except as otherwise provided in paragraph (d) of this
Section 8.

                  (g) Whenever the number of shares of Borrower Stock or other securities or assets deliverable upon conversion of this Note shall be adjusted as provided in this Section 8, Borrower shall forthwith obtain and file with its corporate records a certificate or letter from the firm of independent public accountants then retained by Borrower setting forth the adjusted number of shares of Borrower Stock or other securities or assets deliverable upon conversion of this Note. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available at the principal office of Borrower for inspection by the holder of this Note on any day during normal business hours.

                  9. To exercise the conversion privilege contained herein, the Lender or any other holder of this Note shall surrender this Note, with the attached form of Conversion Notice duly completed, to Borrower at the principal office of Borrower or at such other place as Borrower may designate. As promptly as practicable after surrender of this Note as aforesaid but in no event later than seven business days thereafter, Borrower shall issue and deliver to the person exercising the conversion privilege a certificate or certificates for the number of shares of Borrower Stock and/or other securities issuable or deliverable upon the conversion of this Note or such designated portion hereof in accordance herewith and cash in respect of any fraction of a share of Borrower Stock for which such person has elected to receive cash. Such conversion shall be deemed to have been effected at the time when such notice shall have been received by Borrower and this Note shall have been surrendered as aforesaid, and the person in whose name any certificate for shares of Borrower Stock or other securities shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares or other securities represented thereby, subject to the provisions of Section 10.

                           If less than all of the amount owing in respect of
this Note shall be converted or paid in cash upon any such conversion, the amount of principal of this Note so converted shall be endorsed by the person exercising the conversion privilege as a payment in respect of principal on the Schedule attached to and made a part of this Note.

                  10. Borrower covenants and agrees that it will at all times reserve and keep available such number of its duly authorized and unissued shares of Borrower Stock as shall from time to time be sufficient to effect the conversion of this Note and the exercise or conversion of all other outstanding securities exercisable or convertible with respect to shares of Borrower Stock and that, if at any time the number of authorized but unissued shares of Borrower Stock shall not be sufficient to effect the conversion of this Note and the exercise or conversion of all other outstanding securities exercisable or convertible with respect to shares of Borrower Stock at the conversion price then in effect for each such security, Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of its authorized but unissued shares of Borrower Stock to such number as shall be sufficient for such purpose.

                  11. If, at any time prior to the date fixed for payment of this Note, any of the following events shall occur:

                  (a) Borrower shall declare any dividend or other distribution upon the shares of Borrower Stock payable otherwise than in cash out of earned surplus; or

                  (b) Borrower shall offer to the holders of shares of Borrower Stock any additional shares of Borrower or options or warrants therefor or securities convertible into shares of Borrower or any right to subscribe therefor; or

                  (c) a recapitalization, reclassification, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up of Borrower or other similar action of Borrower requiring approval by its stockholders shall be proposed, then in any one or more of such events,

Borrower shall give to the holder of this Note at the time of such event, in accordance with Section 13, not less than 20 days prior notice of the date on which:

                           (i) the books of Borrower shall be closed or a record
taken for determination of the stockholders entitled to such dividend, distribution or subscription rights, or

                           (ii) the books of Borrower shall be closed or a
record taken for determination of the stockholders entitled to vote on such proposed recapitalization, reclassification, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up or other similar action.

                  Failure to give such notice or any defect therein shall not affect the validity of any action taken.

                  12. The agreements, undertakings, representations and warranties contained in this Note shall remain operative and in full force and effect and, subject to payment in full of all principal and interest due hereon, and shall survive the surrender and/or delivery of this Note to Borrower for cancellation or otherwise in connection with the conversion, redemption or assignment or endorsement hereof.

                  13. Except as herein otherwise expressly provided, all notices, requests, demands, consents and other communications required or permitted under this Note shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or
(iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a person whose address is herein specified may from time to time designate as to itself by notice similarly given to the other such designees in accordance herewith). A notice of change of address shall not be deemed given until received by the addressee. Notice shall be addressed:

                  (i) if to Lender:

                           A Novo SA
                           31, rue des Peupliers
                           F-92660 Boulogne CEDEX
                           France
                           Telecopier: + 33 1 58 17 00 99
                           Attention:  Tax and Legal Manager

                  (ii)     if to Borrower
                           A Novo Broadband, Inc.
                           196 Quigley Boulevard
                           New Castle, Delaware, 19720
                           Telecopier: (302)322-6331
                           Attention: Chief Executive Officer

In each case with a copy to:

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York 10036-7798
                  Attn: Russell S. Berman
                  Telecopier:  212-479-6275

                  14. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

                  15. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Borrower shall bind its successors and assigns, whether or not so expressed.

                  16. Borrower hereby waives presentment for payment, demands (other than demand for payment as contemplated hereby), notice of dishonor and protest and further agrees that none of the terms or provisions of this Note may be waived, altered, modified or amended except as the holder hereof may consent in a writing duly signed on its behalf. No failure or delay on the part of any holder of this Note in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. All rights and remedies provided herein or otherwise available to any holder of this Note are cumulative and are not exclusive of any other available remedies and all such remedies may be exercised singly or concurrently. Any waiver by a holder of this Note on any occasion shall not bar any right or remedy which Lender or any other holder would otherwise have on any future occasion. No executory agreement unless signed by a holder of this Note and no course of dealing between Borrower and Lender or any other holder of this Note shall be effective to modify or discharge, in whole or in part, this Note.

                  17. Borrower also agrees to pay on demand all costs and expenses (including fees and expenses of counsel) incurred by Lender or any holder of this Note in connection with the making, redemption or conversion of this Note or any loan hereunder or in enforcing this Note.

                  IN WITNESS WHEREOF, Borrower has executed and delivered this Note.


                                  A NOVO BROADBAND, INC.



                                  By:  /s/ William Kelly
                                      ------------------------------
                                  William Kelly, President and CEO

          SCHEDULE TO DEMAND PROMISSORY NOTE OF A NOVO BROADBAND, INC.
                              DATED MARCH 31, 2002
          -----------------------------------------------------------

                 LOANS AND PAYMENTS OR CONVERSIONS OF PRINCIPAL

------------------- ------------------- ---------------- ----------------- ---------------- ---------------- ---------------


                                        Loan Fee (if
                                        not deducted     Amount of Loan                     Initial
Date                                    from funds       Paid or           Principal        Conversion       Notation Made
(Month/Day/Year)    Amount of Loan      advanced)        Converted         Balance          Price            By

------------------- ------------------- ---------------- ----------------- ---------------- ---------------- ---------------


------------------- ------------------- ---------------- ----------------- ---------------- ---------------- ---------------


------------------- ------------------- ---------------- ----------------- ---------------- ---------------- ---------------


------------------- ------------------- ---------------- ----------------- ---------------- ---------------- ---------------


------------------- ------------------- ---------------- ----------------- ---------------- ---------------- ---------------


------------------- ------------------- ---------------- ----------------- ---------------- ---------------- ---------------


------------------- ------------------- ---------------- ----------------- ---------------- ---------------- ---------------

                              Notice of Conversion

To be executed by the holder of the attached Note if such holder desires to convert all or part of the attached Note:

The undersigned holder of the attached Note hereby irrevocably exercises the option to convert such Note or the portions thereof specified below into shares of Common Stock of A Novo Broadband, Inc. ("ANVB") in accordance with the terms of the Note, elects to receive payment in cash for any fractional share issuable upon such conversion, and directs that the shares of Common Stock of ANVB issuable and deliverable upon such conversion, together with any check in payment for any fractional share, be delivered to the undersigned. If less than all of the amounts owing under the Note are so converted, the Note shall be returned to the undersigned and the Schedule attached to the Note shall be appropriately endorsed by the undersigned to reflect payment of principal to the extent of the principal portion of the Note so converted or paid in cash.




Dated:                             By:
                                          --------------------------
                                   Name:
                                          --------------------------
                                   Title:
                                          --------------------------


         Portion to be converted (if less than remaining principal balance):

-------------------------- ------------------------ ----------------------------
Date of Loan               Loan Number              Principal Dollar/Euro Amount
-------------------------- ------------------------ ----------------------------

-------------------------- ------------------------ ----------------------------

-------------------------- ------------------------ ----------------------------